UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 14, 2019
ALEXION PHARMACEUTICALS, INC.
-----------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
------------------	------------------	---------------
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Seaport Boulevard, Boston, Massachusetts 02210
---------------------------------------------------------------
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:    (475) 230-2596

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

Alexion Pharmaceuticals, Inc. held its Annual Meeting of Shareholders on May 14, 2019 in Boston, Massachusetts. The results of the matters voted on by the shareholders are set forth below.

1.    The election of directors:

	Votes For	Withheld	Broker Non-Votes

Felix Baker	143,053,861	52,164,756	7,636,326
David R. Brennan	192,892,096	2,326,521	7,636,326
Christopher J. Coughlin	192,620,486	2,598,131	7,636,326
Deborah Dunsire	173,529,246	21,689,371	7,636,326
Paul A. Friedman	130,569,067	64,649,550	7,636,326
Ludwig N. Hantson	194,949,062	269,555	7,636,326
John T. Mollen	192,268,289	2,950,328	7,636,326
Francois Nader	194,989,077	229,540	7,636,326
Judith A. Reinsdorf	194,772,483	446,134	7,636,326
Andreas Rummelt	194,080,495	1,138,122	7,636,326

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Alexion's independent registered public accounting firm:

Votes For	Votes Against	Abstentions
201,585,947	1,092,769	176,227

3.	The non-binding advisory vote to approve the compensation paid to Alexion’s named executive officers as described in Alexion’s 2019 proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
164,139,115	30,716,758	362,744	7,636,326

4.	Shareholder proposal requesting that the Board of Directors amend the proxy access provisions set forth in Alexion's By-laws:

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,870,732	149,027,700	320,185	7,636,326

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2019	ALEXION PHARMACEUTICALS, INC.
By: /s/ Doug Barry Name: Doug Barry Title: Vice President, Corporate Law